UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                                                  August 13, 2007

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                                                                                (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K that Insituform Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission on August 17, 2007 (the “Original Form 8-K”) to include certain compensation information for newly appointed executive officers not available at the time of filing of the Original Form 8-K.  No other changes are being made to the Original Form 8-K.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, Alfred L. Woods was appointed as Interim Chief Executive Officer of the Company.  In addition, David F. Morris and David A. Martin were appointed as Senior Vice President and Chief Administrative Officer and Vice President and Chief Financial Officer, respectively.  At the time of the appointments, no action was taken with respect to the compensation of Messrs. Woods, Morris or Martin.  On August 23, 2007, the Compensation Committee of the Board of Directors of the Company approved compensation arrangements for these executive officers.

In lieu of a salary, the Committee granted to Mr. Woods an award of 33,291 deferred stock units (“DSUs”) under the Company’s 2006 Non-Employee Director Equity Incentive Plan.  The DSUs will vest upon the appointment of Mr. Woods’ successor as Chief Executive Officer, provided that Mr. Woods serves until his successor is appointed.  In addition to the DSU award, during the term of his service as Interim Chief Executive Officer, the Company will provide Mr. Woods with a vehicle and temporary housing while he is in St. Louis, as well as reimbursement for certain reasonable and customary expenses, including meal expenses, and medical insurance premiums.  The Company will purchase and maintain a short-term disability policy covering Mr. Woods during his tenure as Interim Chief Executive Officer.

Mr. Morris will be paid an annual salary of $325,000, effective as of August 13, 2007, increased from $295,000, and will receive an option to purchase 14,451 shares of the Company’s common stock (granted at an exercise price of $15.77 per share) and an award of 2,661 restricted stock units.  Mr. Martin will be paid an annual salary of $275,000, also effective as of August 13, 2007, increased from $262,000 ($190,000 annual base salary plus a $6,000 monthly stipend while serving as principal financial and accounting officer), and will receive an option to purchase 53,106 shares of the Company’s common stock (granted at an exercise price of $15.77 per share) and an award of 8,340 restricted stock units.  The equity awards for Mr. Morris and Mr. Martin were granted under the Company’s 2006 Employee Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    INSITUFORM TECHNOLOGIES, INC.

By:  /s/  David F. Morris
David F. Morris
Senior Vice President, General Counsel and
Chief Administrative Officer

Date:  August 28, 2007